Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 119 to the Registration Statement on Form N-1A (the "Registration Statement") of Investment Trust comprised of Scudder Capital Growth Fund (formerly AARP Capital Growth Fund) and Scudder Small Company Stock Fund (formerly AARP Small Company Stock Fund), of our report dated November 8, 1999 on the financial statements and financial highlights appearing in the September 30, 1999 Annual Report to the Shareholders of AARP Capital Growth Fund and AARP Small Company Stock Fund, which is also incorporated by reference into the Registration Statement. We further consent to the references to our firm under the heading "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 14, 2000